UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 19, 2012
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

Ecology and Environment, Inc. (the “Company”) held its Annual Meeting of Stockholders on January 19, 2012.  At the meeting, stockholders: (a) elected two (2) Class A nominees and six (6) Class B nominees for election as Directors of the Company and (b) adopted the Ecology and Environment, Inc. 2011 Stock Award Plan.  Set forth below are (a) the names of the nominees for election as Director of the Company, and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes and (b) the votes cast for, against or withheld as well as the number of abstentions and broker non-votes for the adoption of the 2011 Ecology and Environment, Inc. Stock Award Plan.

Class A Nominee	Votes For	Votes Withheld	Broker Non-Votes

Ross M. Cellino	868,520	311,747	0
Timothy Butler	1,053,142	127,125	0

Class B Nominee	Votes For	Votes Withheld

Gerhard J. Neumaier	1,479,870	123
Frank B. Silvestro	1,479,870	123
Gerald A. Strobel	1,479,870	123
Ronald L. Frank	1,479,870	123
Gerard A. Gallagher, Jr.	1,479,870	123
Michael C. Gross	1,479,870	123

Adoption of 2011 Ecology and Environment, Inc. Stock Award Plan

	Votes For	Votes Against	No. of Abstentions	Broker Non-Votes

Class B Shares	1,474,149	3,744	2,100	0
Class A Shares at 1/10th of 1 Vote Each	86,202	24,893	6,931	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 19, 2012	ECOLOGY AND ENVIRONMENT, INC. /s/ H. John Mye III
H. John Mye III Vice President, Chief Financial Officer and Treasurer – Principal Financial Officer